Exhibit 10.2

April 22, 2026

Drugs Made in America Acquisition Corporation

EXISTING ROLE:

Roger E. Bendelac is the duly appointed Chief Executive Officer prior to this Agreement. This Agreement governs compensation only.

SERVICES:

Services performed by Roger E. Bendelac as Chief Executive Officer.

COMPENSATION STRUCTURE:

Service Provider acts as designated compensation vehicle for its principal for tax and structuring purposes.

COMPENSATION:

$4,500/month; $2,500 payable; up to $2,000 deferred solely due to cash flow constraints; deferred amounts accrue as binding obligation.

PAYMENT TERMS:

Invoices month-end; payable within 5 business days.

EQUITY COMPENSATION:

250,000 shares to Service Provider as designated recipient; earned at execution of definitive agreement; issued at closing ≤10 days.

INDEMNIFICATION:

Company indemnifies Service Provider for claims incl. securities, except gross negligence/fraud.

LIMITATION OF LIABILITY:

Limited to fees paid except fraud/willful misconduct.

DISPUTE RESOLUTION:

Disputes first mediated; then binding arbitration via AAA or JAMS in New York, single arbitrator; judgment enforceable in court; injunctive relief carve-out.

GOVERNING LAW:

State of New York.

ENTIRE AGREEMENT; SEVERABILITY; SURVIVAL clauses apply.

AGREED AND ACCEPTED:

Drugs Made in America Acquisition Corporation

By:	/s/ Saleem Elmasri
Name:	Saleem Elmasri
Title:	Chief Financial Officer
Date:	April 22, 2026

Aleutian Equity Holdings LLC

By:	/s/ Roger E. Bendelac
Name:	Roger E. Bendelac
Date:	April 22, 2026